Exhibit 10.1

OriginOil, Inc.

RESTRICTED STOCK AWARD PLAN

This OriginOil, Inc. Restricted Stock Award Plan (the "Plan") is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to OriginOil, Inc. a Nevada corporation (the “Company”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company.

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in these recitals.

1.	Definitions.

(a)	"Award" means the grant of a restricted stock award to a Grantee pursuant to such terms, conditions and limitations as the Board or Committee may establish in order to fulfill the objectives of the Plan.

(b)	"Award Agreement" means an agreement between the Company and a Grantee that sets forth the terms, conditions and limitations applicable to a Award.

(c)	"Board" means the Board of Directors of the Company.

(d)	"Committee" means the Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan, composed of not less than two members of the Board who are (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3) and (iii) “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board.

(e)	“Common Stock” means the authorized common stock, par value $0.001 per share, as described in the Company’s Articles of Incorporation.

(f)	"Company" means OriginOil, Inc. and its subsidiaries including subsidiaries of subsidiaries.

(g)	“Eligible Individual” means an employee, officer, director, consultant or advisor of the Company (provided that in the case of any consultant or advisor, such persons are natural persons, provide bona fide services to the Company and the services are not in connection with any offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities).

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(h)	"Fair Market Value" means the fair market value of the Company's issued and outstanding Stock as determined in good faith by the Board or Committee.

(i)	"Grantee" means an Eligible Individual to whom an award has been made under the Plan.

(j)	"Securities Act" means the Securities Act of 1933, as amended from time to time.

(k)	"Stock" - means the Company’s Common Stock, or any other securities that are substituted for Stock as provided in Section 7.

2.	Administration. The Plan shall be administered by the Board, provided however, that the Board may delegate such administration to the Committee. Subject to the provisions of the Plan, the Board or the Committee shall have authority to (a) grant in its discretion Awards; (b) determine in good faith the fair market value of the Stock covered by any Awards; (c) determine which Eligible Individuals shall receive Awards and the number of shares, restrictions, terms and conditions to be included in such Awards; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Awards; (f) consistent with the Plan and with the consent of the Grantee, as appropriate, amend any outstanding Awards; (g) determine the duration and purpose of leaves of absence which may be granted to Grantees without constituting termination of their employment for the purpose of the Plan or any Awards; and (h) make all other determinations necessary or advisable for the Plan's administration. The interpretation and construction by the Board of any provisions of the Plan or selection of Grantees shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award made thereunder.

3.	Stock.
(a)	Authorized Stock: Stock subject to Awards may be either unissued or reacquired Stock.

(b)	Number of Shares: Subject to adjustment as provided in Section 7 of the Plan, the total number of shares of Stock which may be purchased or granted directly by Awards shall not exceed 70,000,000 (Seventy Million). If any shares of Stock subject to an Award are forfeited or if any Award is otherwise terminated without issuance of shares of Stock, the shares of Stock subject to such Award shall to the extent of such forfeiture or termination, again be available for Awards under the Plan.

(c)	Reservation of Shares: The Company shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Awards under the Securities Act, the Company is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Company for the lawful issuance of shares hereunder, the Company shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

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4.	Eligibility and Participation.

(a)	Eligible Individuals Awards may be granted pursuant to the Plan only to persons who are Eligible Individuals at the time of the grant thereof.

(b)	Grant of Awards. Subject to the express provisions of the Plan, the Board or Committee shall determine which Eligible Individuals shall be granted Awards from time to time. In making grants, the Board or Committee shall take into consideration the contribution the potential Grantee has made or may make to the success of the Company and such other considerations as the Board or Committee may from time to time specify.

(c)	Date of Grant. The date on which an Award is granted shall be the date specified by the Board or Committee as the effective date or date of grant of an Award or, if the Board or Committee does not so specify, shall be the date as of which the Board or Committee adopts the resolution approving the offer of an Award to an individual, including the specification of the number (or method of determining the number) of shares of Stock, even though certain terms of the Award Agreement may not be determined at that time and even though the Award Agreement may not be executed or delivered until a later time. In no event shall a Grantee gain any rights in addition to those specified by the Board or Committee in its grant, regardless of the time that may pass between the grant of the Award and the actual execution or delivery of the Award Agreement by the Company or the Grantee. The Board or Committee may invalidate an Award at any time before the Award Agreement is signed by the Grantee signature is required) or is delivered to the Grantee (if signature is not required), and such Award shall be treated as never having been granted.

(d)	Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement that incorporates those terms that the Board or Committee shall deem necessary or desirable. More than one Award may be granted under the Plan to the same Eligible Individual and be outstanding concurrently.

(e)	No Right to Award. The adoption of the Plan shall not be deemed to give any person a right to be granted an Award.

5.	Restricted Stock Awards. All or part of any Awards under the Plan may be subject to conditions established by the Board or the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of Company performance and shall be subject to the terms and conditions set forth in this Section 5.

(a)	Restrictions. All shares of Awards granted pursuant to the Plan shall be subject to the following conditions:

(i) Transferability.  Subject to applicable securities laws, the shares may not be sold, transferred or otherwise alienated or hypothecated until the shares of Stock vest under the terms of the Award Agreement.

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(ii)           Other Conditions.  The Board or Committee may impose other conditions on any shares granted as Awards pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, the requirements of any securities exchange upon which the shares or shares of the same class are then listed, and any state securities law applicable to the shares.

(b)	Expiration of Restrictions. The restrictions imposed in Section 5(a) on Awards shall lapse as determined by the Board or Committee and set forth in the applicable Award Agreement, and the Company shall promptly cause to be delivered to the Grantee of the Award a certificate representing the number of shares for which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions. Each Award may have a different restriction period, in the discretion of the Board or Committee. The Board or Committee may, in its discretion, prospectively reduce the restriction period applicable to a particular Award.

(c)	Changes in Accounting Rules. Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Awards shall occur that, in the sole judgment of the Board or Committee, may have a material adverse effect on the reported earnings, assets, or liabilities of the Company, the Board or Committee shall have the right and power to modify as necessary any then outstanding Awards as to which the applicable restrictions have not been satisfied.

(d)	Rights as Stockholder. The Board or Committee may, in its discretion, determine what rights, if any, the Grantee shall have with respect to the Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

(e)	Other Agreement Provisions. The Award Agreements relating to Awards shall contain such provisions in addition to those required by the Plan as the Board or Committee may deem advisable.

6. Amendment, Modification, Suspension or Discontinuance of the Plan. The Board or Committee may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to outstanding Awards, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, no such action shall alter or impair the rights and obligations in any material respect under any Award outstanding as of the date thereof without the written consent of the Grantee thereunder. No Award may be issued while the Plan is suspended or after it is terminated, but the rights and obligations under any Award issued while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

7.	Capital Change of the Company. In the event of any change in the outstanding Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee may adjust proportionally the number of shares of Stock reserved under the Plan, and covered by outstanding Awards. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments as may be deemed equitable by the Board or the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume Awards by means of substitution of new Award Agreements for previously issued Awards or an assumption of previously issued Awards.

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8.	Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery of an Award or vesting of shares under an Award, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

9.	No Commitment to Retain. The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company to retain the Grantee as an employee or in any other capacity.

10. Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

11. Indemnification of Board. In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Company, in writing, the opportunity, at its own expense, to handle and defend the same.

12. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Nevada and construed accordingly.

13. Effective and Termination Dates. The Plan shall become effective on the date it is adopted and approved by Board. The Plan shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 6.

The foregoing OriginOil, Inc. Restricted Stock Award Plan was duly adopted and approved by the Board of Directors on November 13, 2014.

OriginOil, Inc

By:	/s/ T. Riggs Eckelberry
T. Riggs Eckelberry Chief Executive Officer